CDI Corp. Provides Updated Financial Guidance for Fourth Quarter 2010

Confirms Q4 2010 revenue in-line with previous guidance; charges will result in a negative contribution margin for Q4 2010

PHILADELPHIA, Feb. 17, 2011 /PRNewswire/ -- CDI Corp. (NYSE: CDI) today announced that its 2010 fourth quarter revenue will be in-line with previously provided guidance. The revenue growth reflects the continued underlying strength of the company’s business in an improving economic environment.

Subsequent to the company’s revised guidance on January 10, 2011 and in connection with its year-end financial closing process, the company will record $3.0 million of additional operating charges.

In addition, the company will record a number of other charges and impairments for the fourth quarter 2010 totaling $12.4 million, which are described below.

The company will record an $8.0 million impairment charge related to a goodwill write-down in the company’s AndersElite segment. This goodwill impairment charge is an estimate and will be finalized through a third-party valuation process. The final goodwill impairment charge, along with its effects on the company’s provision for income taxes, if any, will be included in results of operations, planned to be filed in March with the company’s Annual Report on Form 10-K.

The company will also record a $1.0 million charge for writing off the company’s investment in its Kuwait-based joint venture in its Engineering Solutions segment.

Additionally, the company had a deferred tax asset of $2.8 million as a result of AndersElite’s net operating losses. Because of a three year cumulative loss at AndersElite, the company is required to record a 100% valuation allowance against this deferred tax asset. Notwithstanding this write off, net operating losses can be carried forward indefinitely under current law in the UK and can be used against future profits.

Finally, the company will record a tax expense of $0.6 million related to a non-realizable tax asset.

The company will announce its fourth quarter and full year 2010 financial results on Tuesday, February 22, 2011. At 11:00 a.m. Eastern Time, Paulett Eberhart, CDI’s new President and CEO, and Mark Kerschner, Executive Vice President and CFO, will host a conference call to discuss the quarterly and full year results. The call can be accessed live, via the Internet, at www.cdicorp.com. A replay will be available for 14 days.

Company Information

Headquartered in Philadelphia, CDI Corp. (NYSE: CDI) is a leading provider of engineering & information technology outsourcing solutions and professional staffing. Its operating units include CDI Engineering Solutions, CDI IT Solutions, CDI AndersElite Limited, and Management Recruiters International, Inc. Visit CDI at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This report (including Management’s Discussion and Analysis of Financial Condition and Results of Operations) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address expectations or projections about the future, including, but not limited to, statements about CDI’s strategies for growth and future financial results (such as revenues, pre-tax profit and tax rates), are forward-looking statements. Some of the forward-looking statements can be identified by words like “anticipates,” “believes,” “expects,” “may,” “will,” “could,” “should,” “intends,” “plans,” “estimates” and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forwardlooking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: weakness in general economic conditions and levels of capital spending by customers in the industries we serve; weakness in the financial and capital markets, which may result in the postponement or cancellation of our customers’ capital projects or the inability of our customers to pay our fees; the termination of a major customer contract or project; credit risks associated with our customers; competitive market pressures; the availability and cost of qualified labor; our level of success in attracting, training, and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations; the possibility of incurring liability for our business activities, including the activities of our temporary employees; our performance on customer contracts; negative outcome of pending and future claims and litigation; and government policies, legislation or judicial decisions adverse to CDI’s businesses. More detailed information about some of these and other risks and uncertainties may be found in CDI’s filings with the SEC, particularly in the “Risk Factors” section in Part 1, Item 1A. of this report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. CDI assumes no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE CDI Corp.

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